LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



		Know all by these presents, that the undersigned hereby constitutes and appoints each of Colleen M. Olson, Camille A. Christianson, James W.
Bracke, Dennis J. Allingham, and David M. Noel, the undersigned's true and lawful attorney in fact and agent, each acting alone, with full powers of substitution for me and in my name, place and stead, to:

1.	execute
for and on behalf of the undersigned, in the undersigned's capacity as an officer and or director of Lifecore Biomedical, Inc., Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

2.	do and perform any
and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.	take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

	The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Lifecore Biomedical, Inc. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

	This Power of Attorney
shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 25th day of September, 2002.

/s/ Joan L. Gardner
Signature
Joan L. Gardner

Printed Name